                                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by the reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Nephros, Inc. and subsidiary (the “Company”), dated April 19, 2006, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
April 19, 2006